  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

THE CORETEC GROUP INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-54697	73-1479206
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 494-0505

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 25, 2020, The Coretec Group, Inc. (the “Company”) entered into a supply agreement (the “Agreement”) with Evonik Resource Efficiency GmbH (“Evonik”), pursuant to which the Company will purchase from Evonik a high value liquid silicon precursor, cyclohexasilane (“CHS”) in accordance with the terms and conditions of the Agreement. The foregoing description of the Agreement does not purport to be complete and is subject to and qualified by reference to the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Supply Agreement dates as of June 25, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30th, 2020	The Coretec Group Inc. By: /s/ Michael A. Kraft
Name: Michael A. Kraft Position: Chief Executive Officer